Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-153669) and Form F-3 (No. 333-199783) of Prana Biotechnology Limited of our report dated October 3, 2016 relating to the financial statements, which appears in this Form 20 F.

/s/ PricewaterhouseCoopers
Melbourne, Australia
October 3, 2016